UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

As previously reported, on May 23, 2008, Varian Semiconductor Equipment Associates, Inc. (the “Company”) entered into a credit agreement (the “Agreement”) with the lenders named therein (the “Lenders”) and JPMorgan Chase Bank, N.A. as administrative agent (“JPMCB”), which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 23, 2008.

The Agreement provides for borrowing by the Company of a maximum principal amount of up to $100,000,000 under an unsecured revolving credit facility during the five-year commitment period ending May 23, 2013, unless earlier terminated pursuant to the terms of the Agreement.

On March 23, 2009, the Company notified JPMCB of its intention to terminate the Agreement effective March 27, 2009 pursuant to the terms of the Agreement. As of March 23, 2009, there were no outstanding borrowings under the Agreement, and the Company did not incur any early termination penalties in connection with the termination of the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Semiconductor Equipment Associates, Inc.

By:	/s/ Robert J. Halliday
Name:	Robert J. Halliday
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: March 26, 2009